UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2020

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-06300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PEI	New York Stock Exchange
Series B Preferred Shares, par value $0.01 per share	PEIPrB	New York Stock Exchange
Series C Preferred Shares, par value $0.01 per share	PEIPrC	New York Stock Exchange
Series D Preferred Shares, par value $0.01 per share	PEIPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Extension of Debt Covenant Suspension Period

As previously disclosed, on July 27, 2020, Pennsylvania Real Estate Investment Trust (“PREIT”), PREIT Associates, L.P. and PREIT-RUBIN, Inc. (collectively with PREIT and PREIT Associates, L.P., the “Borrower”) entered into (a) a Seventh Amendment to Seven-Year Term Loan (the “7-Year Term Loan Amendment”), which amends that certain Seven-Year Term Loan Agreement, dated January 8, 2014 (as amended, the “7-Year Term Loan”) with Wells Fargo Bank, National Association and the other financial institutions signatory thereto and (b) a Second Amendment to Amended and Restated Credit Agreement (together with the 7-Year Term Loan Amendment, the “Loan Amendments”), which amends that certain Amended and Restated Credit Agreement, dated May 24, 2018 (together with the 7-Year Term Loan, the “Loan Agreements”) with Wells Fargo Bank, National Association and the other financial institutions signatory thereto (the “Lenders”). The Loan Amendments suspended certain debt covenants from June 30, 2020 until August 31, 2020, and provided for an extension of the suspension period to September 30, 2020 if, prior to August 31, 2020, a secured term loan had become effective and a non-binding term sheet for further amendments to the Loan Agreements had been agreed, provided that the Borrower continues to work in good faith to close such further amendments. Effective August 30, 2020, the conditions for extending the suspension period to September 30, 2020 have been satisfied. As previously disclosed, on August 11, 2020, the Borrower entered into a Credit Agreement with Wells Fargo Bank, National Association and the financial institutions signatory thereto and their assignees for a secured term loan facility allowing for borrowings up to $30 million, which matures on the earlier of September 30, 2020 and the date the obligations thereunder have been accelerated (the “Secured Term Loan”).

On August 30, 2020, the Borrower agreed to a non-binding term sheet with the Lenders for further amendments to the Loan Agreements, the Borrower’s agreement to which was also an obligation under the Secured Term Loan. The Borrower continues to work with the Lenders to negotiate and finalize definitive documentation for further amendments to the Loan Agreements in an effort to provide further liquidity and to ensure continued compliance with its obligations following the end of the extended suspension period.

Termination of Sale-Leaseback Transaction

PREIT had previously disclosed that it had entered into an agreement for the sale-leaseback of five properties, which transaction was subject to conditions, including the completion of due diligence that had been delayed, and was not expected to close before 2021 due to the effects of COVID-19 on business operations and availability of financing. As a result of PREIT’s election not to extend the due diligence period under the agreement, effective as of August 26, 2020, the agreement has been terminated.

Forward Looking Statements

This current report contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements and results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. Such factors include those discussed herein, and in the sections entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: September 1, 2020	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel